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                                 EXHIBIT (11)(a)


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                                AUDITORS' CONSENT


The Board of Trustees
The Sessions Group -- The KeyPremier Prime Money Market Fund and
                      The KeyPremier Pennsylvania Municipal Bond Fund:


We consent to the reference to our firm under the heading "Auditors" in the Statement of Additional Information.


                                        KPMG PEAT MARWICK LLP

Columbus, Ohio
March 17, 1997